EXHIBIT 23
                                                                      ----------



             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
             -------------------------------------------------------


We consent to the incorporation by reference in the Registration Statement of Western Power & Equipment Corp. on Form S-8, File #333-63775, of our report dated October 25, 2007 with respect to our audits of the consolidated financial statements of Western Power & Equipment Corp. as of July 31, 2007 and 2006 and for the years ended July 31, 2007, 2006 and 2005, which report is included in this Annual Report on Form 10-K of Western Power & Equipment Corp. for the year ended July 31, 2007.



                              /s/ Marcum & Kliegman LLP
                              -------------------------
                              MARCUM & KLIEGMAN LLP


New York, New York
October 25, 2007